Exhibit 99.1

Michael P. Scarpelli

Chief Financial Officer

ir@datadomain.com

(408) 980-4800

FOR IMMEDIATE RELEASE

Data Domain, Inc. Reports Third Quarter Financial Results

Revenue Increases 21% Compared to Second Quarter 2007, and 189% Compared to Third Quarter 2006

SANTA CLARA, Calif. — October 23, 2007 — Data Domain, Inc. (Nasdaq: DDUP) today announced results for its third quarter ended September 30, 2007. Net revenue for the third quarter of 2007 was $32.0 million, an increase of 21% from the second quarter of 2007 and an increase of 189% from the third quarter of 2006. Net revenue for the nine months ended September 30, 2007 was $78.7 million, an increase of 176% from the nine months ended September 30, 2006.

Data Domain posted a GAAP net loss for the third quarter of 2007 of $880,000, or $0.02 per share. This compares to a GAAP net loss of $1.2 million, or $0.11 per share in the immediately preceding second quarter of 2007, and a GAAP net loss of $934,000, or $0.12 per share in the third quarter of 2006.

Excluding the impact of stock-based compensation and related payroll taxes in all periods, the non-GAAP net income for the third quarter of 2007 was $2.6 million, or $0.04 per fully diluted share, compared to a non-GAAP net loss of $607,000, or $0.08 per share, in the third quarter of 2006.

“Data Domain’s strong revenue growth in the third quarter reinforces the continuing demand for our industry-leading technology and the rapid expansion of our market,” commented Frank Slootman, president and chief executive officer of Data Domain. “During the past quarter, Data Domain added approximately 228 new customers, bringing its cumulative customer count to approximately 1,200 worldwide since it first began shipping its Enterprise Protection Storage systems in 2004.”

“In addition to exceeding our revenue plan for the quarter, we had a gross margin of 70%, and generated positive cash flow from operations again this quarter, while increasing our number of employees by 60,” added Michael Scarpelli, chief financial officer of Data Domain.

Recent Highlights

Data Domain’s focus on delivering its industry-leading technologies to an increasingly broad spectrum of enterprises worldwide was reflected in a number of key business initiatives and recent milestones.

•

Data Domain introduced a new version of its file system software that significantly broadens system support for a wide range of nearline workloads and use cases beyond its core data protection markets.

•

Announced a new strategic partnership with Vizioncore, a leading provider of management tools for VMware virtual environments. Through its partnership with Vizioncore, Data Domain has significantly strengthened the value proposition it offers to VMware users for protection of their virtualized environments.

•	During the third quarter, 228 new Data Domain customers were acquired, more than in any single quarter in the company’s history.

•	Strong sales of Data Domain’s top-of-line DD580 system (first introduced during the second quarter of 2007) underscore the company’s penetration of increasingly larger enterprises.

Conference Call Information

Data Domain will host a conference call for analysts and investors to discuss its third quarter results today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). The dial-in number for this conference call is 800-638-5439 (617-614-3945 international) and the call identification number is 24057102. A live webcast of the conference call will be accessible from the Investor Relations section of the Company’s website at www.datadomain.com. Following the webcast, an archived version will be available on the company’s website for 30 days. To hear the replay, parties in the United States and Canada should call 1-888-286-8010 and enter passcode 25044662. International parties can access the replay at 1-617-801-6888 and should enter passcode 25044662.

ABOUT DATA DOMAIN

Data Domain® is a leading provider of deduplication storage appliances for disk-based backup and network-based disaster recovery. Approximately 1,200 companies worldwide have purchased Data Domain’s storage systems to reduce costs and simplify data management. Data Domain delivers the performance, reliability and scalability to address the data protection needs of enterprises of all sizes. Data Domain’s products integrate into existing customer infrastructures and are compatible with leading enterprise backup software products. To find out more about Data Domain, visit www.datadomain.com. Data Domain is headquartered at 2300 Central Expressway, Santa Clara, CA 95050 and can be contacted by phone at 1-866-933-3873 or by e-mail at sales@datadomain.com.

Forward Looking Statements

This press release contains forward-looking statements regarding the continuing demand for our industry-leading technology and the rapid expansion of our market, our penetration of increasingly larger enterprises, our support of a wide range of nearline workloads and use cases beyond our core data protection markets, and the strengthened value proposition we offer to VMware users for protection of their virtualized environments. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties include our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; market acceptance of our products; our ability to scale our distribution channels; our ability to recruit and retain personnel; our ability to compete in our industry; our ability to maintain and expand relationships with technology partners; our ability to protect our intellectual property; shortages or price fluctuations in our supply chain and the performance of our contract manufacturer; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact our business are set forth in the “Risk Factors” section of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 filed with the SEC. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Data Domain and the Data Domain logo are trademarks or registered trademarks of Data Domain, Inc. All other trademarks used or mentioned herein belong to their respective owners.

A copy of this press release can be found on the Investor Relations page of Data Domain’s website at www.datadomain.com

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Data Domain, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30, 2007	December 31, 2006
Current Assets:
Cash and cash equivalents	$86,831	$11,857
Short-term investments	42,448	—
Accounts receivable, net (net of allowances of $0 and $10, respectively)	23,303	15,454
Inventories	4,047	1,193
Prepaid expenses and other current assets	2,019	311

Total current assets	158,648	28,815
Intangible asset	300	400
Property, plant and equipment, net	6,807	1,698

Total assets	$165,755	$30,913

Current Liabilities:
Accounts payable	$4,806	$3,590
Accrued compensation and related benefits	7,322	3,688
Other accrued liabilities	8,557	1,781
Income taxes payable	428	246
Deferred revenue, current	12,499	6,654

Total current liabilities	33,612	15,959
Deferred revenue, non-current	6,933	2,641
Long-term exercised unvested stock options	979	1,046
Other liability	—	3,319
Commitments and contingencies:
Mandatorily redeemable convertible preferred stock	—	41,514

Stockholders’ equity (deficit):
Common stock and additional paid-in capital	164,464	3,049
Accumulated other comprehensive income	(46)	3
Stockholder note receivable	—	(15)
Accumulated deficit	(40,187)	(36,603)

Total stockholders’ equity (deficit)	124,231	(33,566)

Total liabilities, mandatorily redeemable convertible preferred stock and stockholders’ equity (deficit)	$165,755	$30,913

Data Domain, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Revenue:
Product	$27,992	$8,717	$69,470	$21,149
Support and services	4,000	776	8,975	1,400
Ratable product and related support and services	33	1,583	297	6,006

Total revenue	32,025	11,076	78,742	28,555

Cost of revenue:
Cost of product	8,176	2,888	20,467	6,976
Cost of support and services	1,330	480	3,033	1,246
Cost of ratable product and related support and services	3	374	100	1,429

Total cost of revenue	9,509	3,742	23,600	9,651

Gross profit	22,516	7,334	55,142	18,904

Operating expenses:
Sales and marketing	15,831	5,182	36,933	12,386
Research and development	6,111	2,665	16,273	7,162
General and administrative	2,816	574	6,904	1,505

Total operating expenses	24,758	8,421	60,110	21,053

Operating loss	(2,242)	(1,087)	(4,968)	(2,149)

Other income (expense), net:
Interest income	1,614	130	1,950	391
Other income (expense), net	68	62	(41)	196

Total other income (expense), net	1,682	192	1,909	587

Loss before income taxes	(560)	(895)	(3,059)	(1,562)
Provision for income taxes	320	39	525	72

Net loss	$(880)	$(934)	$(3,584)	$(1,634)

Net loss per share, basic and diluted	$(0.02)	$(0.12)	$(0.14)	$(0.21)

Shares used in computing basic and diluted net loss per share	53,405	8,074	24,988	7,798

Stock-based compensation expense included in above:
Cost of product	$74	$6	$116	$13
Cost of support and services	90	6	204	8
Sales and marketing	1,698	121	2,993	267
Research and development	942	148	1,918	333
General and administrative	699	46	1,475	121

Total stock-based compensation expense	$3,503	$327	$6,706	$742

Data Domain, Inc.

GAAP to Non-GAAP Reconciliation

(in thousands, except per share data)

(unaudited)

	Three months ended September 30, 2007			Nine months ended September 30, 2007
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Reconciliation of gross profit:
Total revenue	$32,025	$—	$32,025	$78,742	$—	$78,742
Total cost of revenue	9,509	(164)	9,345	23,600	(320)	23,280

Gross profit	$22,516	$(164)	$22,680	$55,142	$(320)	$55,462

Reconciliation of operating expenses:
Sales and marketing	$15,831	$(1,698)	$14,133	$36,933	$(2,993)	$33,940
Research and development	6,111	(942)	5,169	16,273	(1,918)	14,355
General and administrative	2,816	(699)	2,117	6,904	(1,475)	5,429

Total operating expenses	$24,758	$(3,339)	$21,419	$60,110	$(6,386)	$53,724

Reconciliation of operating income (loss), net income and net income per share:
Operating income (loss)	$(2,242)	$3,503	$1,261	$(4,968)	$6,706	$1,738
Net income (loss)	$(880)	$3,503	$2,623	$(3,584)	$6,706	$3,122
Net income (loss) per share, basic	$(0.02)		$0.05	$(0.14)		$0.12
Net income (loss) per share, diluted	$(0.02)		$0.04	$(0.14)		$0.09
Shares used in computing basic net income (loss) per share	53,405		53,405	24,988		24,988
Shares used in computing diluted net income (loss) per share	53,405		63,057	24,988		34,640

Stock-based compensation expense:
Cost of product	$74			$116
Cost of support and services	90			204
Sales and marketing	1,698			2,993
Research and development	942			1,918
General and administrative	699			1,475

Total stock-based compensation expense	$3,503			$6,706

Data Domain, Inc.

GAAP to Non-GAAP Reconciliation

(in thousands, except per share data)

(unaudited)

	Three months ended September 30, 2006			Nine months ended September 30, 2006
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Reconciliation of gross profit:
Total revenue	$11,076		$11,076	$28,555		$28,555
Total cost of revenue	3,742	(12)	3,730	9,651	(21)	9,630

Gross profit	$7,334	$(12)	$7,346	$18,904	$(21)	$18,925

Reconciliation of operating expenses:
Sales and marketing	$5,182	$(121)	$5,061	$12,386	$(267)	$12,119
Research and development	2,665	(148)	2,517	7,162	(333)	6,829
General and administrative	574	(46)	528	1,505	(121)	1,384

Total operating expenses	$8,421	$(315)	$8,105	$21,053	$(721)	$20,331

Reconciliation of operating income (loss), net income and net income per share:
Operating loss	$(1,087)	$327	$(760)	$(2,149)	$742	$(1,407)
Net loss	$(934)	$327	$(607)	$(1,634)	$742	$(892)
Net loss per share, basic	$(0.12)		$(0.08)	$(0.14)		$(0.11)
Net loss per share, diluted	$(0.12)		$(0.08)	$(0.14)		$(0.11)
Shares used in computing basic net loss per share	8,074		8,074	7,798		7,798
Shares used in computing diluted net loss per share	8,074		8,074	7,798		7,798

Stock-based compensation expense:
Cost of product	$6			$13
Cost of support and services	6			8
Sales and marketing	121			267
Research and development	148			333
General and administrative	46			121

Total stock-based compensation expense	$327			$742

Data Domain, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended
	September 30, 2007	September 30, 2006
Operating Activities:
Net loss	$(3,584)	$(1,634)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,188	734
Stock-based compensation	6,706	742
Accounts receivable allowance	10	10
Provision for inventories	264	—
Amortization of evaluation inventory	1,870	951
Common stock issued for services	—	6
Changes in operating assets and liabilities:
(Increase) in accounts receivable	(7,859)	(5,999)
(Increase) in inventories	(4,988)	(1,144)
(Increase) in prepaid expenses and other current assets	(1,708)	(258)
Increase in accounts payable	1,216	1,536
Increase in accrued compensation and related benefits	3,634	963
Increase in other accrued liabilities	6,785	546
Increase in income taxes payable	182	—
Increase in deferred revenue	10,137	1,725

Net cash provided by (used in) operating activities	13,853	(1,822)

Investing activities:
Purchase of property, plant and equipment	(6,197)	(838)
Purchases of available for sale securities	(49,248)	—
Proceeds from available for sale securities	6,800	—

Net cash used in investing activities	(48,645)	(838)

Financing activities:
Proceeds from initial public offering, net of offering costs of $3.9 million	109,162	—
Repayment of shareholder note receivable	15	—
Proceeds from issuance of common stock, net of repurchases	638	319

Net cash provided by financing activities	109,815	319

Effect of exchange rate changes on cash and cash equivalents	(49)	(89)

Net increase (decrease) in cash and cash equivalents	74,974	(2,430)
Cash and cash equivalents at beginning of period	11,857	12,505

Cash and cash equivalents at end of period	$86,831	$10,075

Supplemental schedule of cash flow data:
Cash paid for income taxes	$374	$12

Non-cash operating activity:
Issuance of common stock for Quantum settlement	$3,319	$—

Non-cash financing activities:
Conversation of mandatorily redeemable convertible preferred stock to common stock and additional paid-in capital	$41,514	$—